Exhibit (a)(1)(IV)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

(Including the Associated Preferred Share Purchase Rights)

of

IMPERIAL SUGAR COMPANY

at

$6.35 NET PER SHARE

Pursuant to the Offer to Purchase dated May 11, 2012

by

LOUIS DREYFUS COMMODITIES SUBSIDIARY INC.,

a wholly owned subsidiary of

LD COMMODITIES SUGAR HOLDINGS LLC,

a wholly owned subsidiary of

LOUIS DREYFUS COMMODITIES LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON MONDAY, JUNE 11, 2012, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, without par value (together with the associated preferred share purchase rights, the “Shares”), of Imperial Sugar Company, a Texas corporation (“Imperial Sugar”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date or (iii) time will not permit all required documents to reach Computershare (the “Depositary”) prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below). This Notice of Guaranteed Delivery may not be used to accept the Offer with respect to Imperial Sugar Restricted Shares (as defined in the Offer to Purchase).

If delivering by mail: Computershare Attn: Corporate Actions Dept. P.O. Box 3301 South Hackensack, NJ 07606	If delivering by facsimile: (for eligible institutions only) (201) 680-4626 Confirm facsimile by telephone: (201) 680-4860 (for confirmation only)	If delivering by hand or courier: Computershare Attn: Corporate Actions Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 2 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Louis Dreyfus Commodities Subsidiary Inc., a Texas corporation and a wholly owned subsidiary of LD Commodities Sugar Holdings LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the offer to purchase, dated May 11, 2012 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal for Shares (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares of Imperial Sugar specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No(s) (if available)
☐ Check here if Shares will be tendered by book-entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:

Name(s) of Record Holder(s):
(Please type or print)
Address(es):
(Zip Code)

Area Code and Tel. No.
(Daytime telephone number)

Signature(s):
Notice of Guaranteed Delivery

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the U.S. Securities Exchange Act of 1934, as amended, and (ii) within three NASDAQ trading days of the date hereof, (A) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal or (B) guarantees a Book-Entry Confirmation of the Shares tendered hereby into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message (defined in Section 3 of the Offer to Purchase) in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal.

Name of Firm:

Address:

(Zip Code)

Area Code and Telephone No.

(Authorized Signature)

Name:
(Please type or print)

Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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